SPACEDEV, INC.
                                13855 STOWE DRIVE
                                 POWAY, CA 92064




January  16,  2004

Randall  K.  Simpson
13997  Pequot  Drive
Poway,  CA  92064

Dear  Randy:

SpaceDev, Inc. is dedicated to providing innovative and affordable space solutions. As a small, growing company, we highly value the professional competence and personal commitment of each member of our team. We believe that your capabilities and professional experience match our needs and expectations. I am therefore pleased to make the following offer, subject to Board of Director approval:

     Position:                      Vice  President  of  Business Development,
subject to Board approval

     Reporting  to:                 Chief  Executive  Officer

     Responsible for:              Generating  direct  sales from government and
                                   commercial    customers     and    prospects;
                                   generating Congressional Adds, developing a sales and business development team over time; creating process and procedures related to sales, marketing and proposal generation;
                                   training engineers in system engineering and project management techniques; assisting in intellectual property protection; and, any other programs, projects or assignments from the CEO.

     Classification:                Exempt

     Annual  Salary:                US$115,000  per  annum

     Cash  Bonus:                   TBD

     Stock  Options:               Incentive  stock  options   (defined  in  the
                                   Company's 1999 Stock Option Plan) to purchase up to 250,000 shares of SpaceDev common stock, subject to Board approval. Vesting of these options will be: 125,000 shares vested upon meeting certain performance goals that will be established with the CEO and 125,000 shares shall vest during employment in ten
                                   (10)  equal  semi-annual installments over 60
                                   months on every 6-month anniversary of the Grant Date, at an exercise price equal to the Fair Market Value of SpaceDev stock at the Grant Date, with a six (6) year expiration date.

     Paid  Time  Off  &  Holidays: Fifteen (15) days PTO (paid time-off). Twelve
                                  (12)  holidays  (fixed  and floating)  granted
                                  under  our  standard  SpaceDev  Plan   per our
                                   Employee  Handbook.
     Medical/Dental/Other
     Benefits:                    Standard  SpaceDev  Plan  per   our   Employee
                                   Handbook.

     Reimbursements:              All  reasonable   and   appropriate   business
                                  expenses shall be reimbursed in a timely manner with proper receipts and/or documentation.

     Start  Date:                  January  26,  2004

We look forward to your acceptance of this offer and to a mutually rewarding professional relationship. This offer is good until the close of business January 19, 2004. After accepting this offer, please acknowledge by signing and returning this offer letter.

Sincerely,

SpaceDev,  Inc.

By:  /s/  Richard  B.  Slansky
------------------------------

Richard  B.  Slansky
Chief  Financial  Officer

--------------------------------------------------------------------------------

I understand that employment with SpaceDev, Inc. is not for a specified term, and is at the mutual consent of the employee and the Company. Accordingly, either the employee or the Company can terminate the employment relationship at will, with or without cause, at any time. Nothing in this offer is intended or understood to create a different relationship with the Company. My signature below is acceptance of this compensation offer stated. Please return the original signed letter and maintain the copy for your records.

                          By:  /s/  Randall  K.  Simpson      January  19,  2004
                          ------------------------------------------------------
                          Randall  K.  Simpson                Date